Exhibit 99.1

NUVERRA ANNOUNCES THIRD QUARTER AND YEAR-TO-DATE 2018 RESULTS
- Q3 2018 revenue of $49.7 million and adjusted EBITDA of $3.9 million -
- Positive free cash flow for the nine months of $13.6 million -
- Total available liquidity of $31.3 million -

SCOTTSDALE, AZ (November 5, 2018) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra,” the “Company,” “we,” “us” or “our”) today announced financial and operating results for the third quarter and nine months ended September 30, 2018.
SUMMARY OF QUARTERLY RESULTS

•	Third quarter revenue was $49.7 million, an increase of approximately 1.4%, or $0.8 million, when compared with revenue of $48.9 million in the second quarter of 2018.

•
When compared to the same period in the prior year, third quarter revenue increased 1.6% or $0.8 million, and was comprised of 0.7% for pricing increases and 8.3% for an increase in activities, offset by 7.4% due to the exit of the Eagle Ford Shale area.

•
Adjusted EBITDA for the third quarter was $3.9 million, a decrease of $0.2 million compared with $4.1 million in the second quarter of 2018. Disposal volumes in the Rocky Mountain and Northeast divisions increased in the third quarter but were offset by lower disposal water pipeline volume in the Southern division.

•
Adjusted EBITDA for the third quarter decreased by $2.9 million over the same period in the prior year. Higher disposal water volumes in the current year were offset by higher reliance on third party contract drivers and lower disposal water pipeline volumes in the Southern division.

•	Total liquidity available for capital spending and other purposes as of September 30, 2018 was $31.3 million.

“Nuverra’s revenue continues to improve both sequentially and compared to 2017. The Company improved its liquidity position with $31.3 million of availability on September 30th and the total debt to AEBITDA ratio for the last twelve months was 2.3. As we have repositioned the Company to focus on higher return opportunities, we have sold underutilized assets which has assisted in generating positive free cash flow of $13.6 million through September 30th. We recently closed the Clearwater acquisition which we expect will be a platform for future organic growth and we continue to invest in the existing business to further improve our competitive position,” said Charlie Thompson, Interim Chief Executive Officer.

THIRD QUARTER 2018 RESULTS
Third quarter revenue was $49.7 million, an increase of $0.8 million, or 1.4%, from $48.9 million in the second quarter of 2018. Of this 1.4% increase, approximately 2.1% is attributable to increases in activities, offset by 0.5% for pricing decreases and 0.2% due to the exit of the Eagle Ford Shale area. When compared to the third quarter of 2017, third quarter revenue increased by 1.6% or $0.8 million and was comprised of 0.7% for pricing and 8.3% for an increase in activities, offset by 7.4% due to the exit of the Eagle Ford Shale area.
Gross profit adjusted for special items decreased 2.7% to $9.4 million in the third quarter of 2018 when compared to the second quarter of 2018. Gross profit margin fell 80 basis points, driven by timing of higher margin water transfer work and increased reliance on higher cost contract drivers. Total costs and expenses, adjusted for special items, were $55.9 million, a 1.8% decrease compared with $56.9 million in the second quarter of 2018, driven primarily by lower depreciation expense.
Net loss for the third quarter was $7.1 million, an improvement of $4.1 million when compared with a net loss of $11.2 million in the second quarter of 2018. For the third quarter of 2018, the Company reported a net loss, adjusted for special items, of $7.4 million. Special items in the third quarter primarily included gains on the sale of underutilized assets, transaction costs incurred in connection with the Clearwater acquisition on October 5, 2018, and stock-based compensation expense. This compares with a net loss, adjusted for special items, of $9.0 million in the second quarter of 2018.

Adjusted EBITDA for the third quarter was $3.9 million, a decrease of $0.2 million compared with $4.1 million in the second quarter of 2018. Disposal volumes in the Rocky Mountain and Northeast divisions increased in the third quarter as compared to the second quarter, but were offset by lower disposal water pipeline volume in the Southern division. Third quarter adjusted EBITDA margin was 7.9%, compared with 8.5% in the second quarter of 2018. When compared to the third quarter in 2017, adjusted EBITDA decreased $2.9 million, or 6.1%. Higher disposal water volumes in the current year were offset by higher reliance on third party contract drivers and lower disposal water pipeline volumes in the Southern division.
YEAR-TO-DATE RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 (“YTD”)
YTD revenue was $148.3 million, an increase of $18.6 million, or 14.4%, from $129.6 million for the same period in 2017. Of this 14.4% increase, approximately 3.7% is attributable to pricing increases and 16.7% is a result of increases in activities, offset by 6.0% due to the exit of the Eagle Ford Shale area.
YTD net loss, adjusted for special items, was $30.0 million, an improvement of $31.8 million when compared with a net loss, adjusted for special items, of $61.8 million for the same period in 2017. YTD special items primarily included severance costs related to the departure of our former CEO and $4.6 million in long-lived asset impairment charges for assets held for sale primarily in the Southern division. Additionally, special items included restructuring charges related to our exit of the Eagle Ford Shale area, stock-based compensation expense, and a gain from the change in fair value of the derivative warrant liability.
YTD adjusted EBITDA was $10.4 million, an increase of $2.2 million, or 27.5%, when compared with the same period in 2017. Adjusted EBITDA margin for the 2018 YTD period was 7.0%, compared with 6.3% in 2017.
CASH FLOW AND LIQUIDITY
Net cash provided by operating activities for the nine months ended September 30, 2018 was $4.2 million, while asset sales net of capital expenditures provided proceeds of $9.4 million. Free cash flow, defined as cash from operations less net cash capital expenditures totaled $13.6 million in the third quarter of 2018, up from negative $20.9 million in the third quarter of 2017. Asset sales were related to unused or underutilized assets. The proceeds are expected to be reinvested in returns-driven growth projects during the fourth quarter of 2018, including the purchase of new trucks for our fleet.
Total liquidity available for capital spending and other purposes as of September 30, 2018 was $31.3 million. This consisted of cash and available borrowings of $21.1 million, plus an additional $10.2 million of borrowings available under our revolving facility specifically for capital expenditures. As of September 30, 2018, total debt outstanding was $35.6 million, consisting of $12.7 million under our senior secured term loan facility, $20.6 million under our second lien term loan facility, and $2.3 million of capital leases for vehicle financings.
ACQUISITION OF CLEARWATER SOLUTIONS
As previously announced, on October 5, 2018, we completed the acquisition of Clearwater Three, LLC, Clearwater Five, LLC, and Clearwater Solutions, LLC (collectively, “Clearwater”) for an initial purchase price of $41.9 million, subject to customary working capital adjustments (the “Acquisition”). Clearwater is a supplier of waste water disposal services used by the oil and gas industry in the Marcellus and Utica Shale areas. Clearwater has three salt water disposal wells in service, all of which are located in Ohio. This acquisition expands our service offerings in the Marcellus and Utica Shale areas in our Northeast division.
Consideration consisted of $41.9 million in cash which was funded primarily by a $32.5 million bridge loan that will be repaid with proceeds from a planned offering to shareholders of common stock purchase rights. In addition, our first lien credit agreement lenders provided us with an additional term loan under the first lien credit agreement in the amount of $10.0 million which was used to finance a portion of the Acquisition.
BASIS OF PRESENTATION
As previously disclosed, the Company emerged from chapter 11 bankruptcy on August 7, 2017, or the “Effective Date,” and elected to apply fresh start accounting as of July 31, 2017 to coincide with the timing of the normal accounting period close. References to “Successor” relate to the financial position and results of operations of the reorganized Company subsequent to July 31, 2017, while references to “Predecessor” refer to the financial position and results of operations of the Company on and prior to July 31, 2017. The Successor and Predecessor GAAP results for the applicable periods are presented in the tables following this release.
For discussion purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the three and nine months ended September 30, 2017. However, because of various adjustments to the condensed consolidated financial statements in connection with the application of fresh start accounting, the results of operations for the Successor period are not comparable to those of the Predecessor period. The Company believes that, subject to consideration of the impact of fresh start accounting, combining the results of the Successor and Predecessor periods provides meaningful information about the financial results of the Company, including revenues and costs that assist a reader in understanding the financial results for the applicable periods.

About Nuverra
Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, and disposal of restricted solids, water, wastewater, waste fluids, and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the effects of our completed restructuring on the Company and the interests of various constituents; risks and uncertainties associated with the restructuring process, including the outcome of a pending appeal of the order confirming the plan of reorganization and our ability to execute the requirements of the plan of reorganization subsequent to the effective date; the loss of one or more of our larger customers; our ability to attract and retain key executives and qualified employees in key areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers in light of industry-wide driver shortages and high-turnover; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities, including the requirement to conduct a rights offering; the availability of less favorable credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our revolving credit facility; difficulties in successfully executing our growth initiatives, including identifying and completing acquisitions and divestitures, successfully integrating acquired business operations, and identifying and managing risks inherent in acquisitions and divestitures, as well as differences in the type and availability of consideration or financing for such acquisitions and divestitures; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, equipment and disposal wells; control of costs and expenses; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuations in the trading prices of our common stock; risks associated with the reliance on third-party analyst and expert market projections and data for the markets in which we operate; risks associated with changes in industry practices and operational technologies and the impact on our business; present and possible future claims, litigation or enforcement actions or investigations; financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices or the economic or regulatory environment; risks associated with the operation, construction, development and closure of saltwater disposal wells, solids and liquids treatment and transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations; the unknown future impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, treatment and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal, transportation and treatment of liquid and solid wastes; and natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers’ operations or the markets we serve.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact
Nuverra Environmental Solutions, Inc.
Ed Lang, 602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor		Predecessor
	Three Months Ended	Two Months Ended	One Month Ended
	September 30, 2018	September 30, 2017	July 31, 2017
Revenue:
Service revenue	$45,694	$30,620	$13,608
Rental revenue	3,962	3,138	1,514
Total revenue	49,656	33,758	15,122
Costs and expenses:
Direct operating expenses	39,753	26,110	11,896
General and administrative expenses	5,849	4,928	1,326
Depreciation and amortization	10,018	17,321	4,003
Impairment of long-lived assets	100	2,404	—
Other, net	49	—	—
Total costs and expenses	55,769	50,763	17,225
Operating loss	(6,113)	(17,005)	(2,103)
Interest expense, net	(1,241)	(778)	(3,246)
Other income, net	169	294	7
Reorganization items, net	137	530	229,198
(Loss) income before income taxes	(7,048)	(16,959)	223,856
Income tax (expense) benefit	(69)	(34)	304
Net (loss) income	$(7,117)	$(16,993)	$224,160

Earnings per common share:
Net (loss) income per basic common share	$(0.61)	$(1.45)	$1.48
		—	—
Net (loss) income per diluted common share	$(0.61)	$(1.45)	$1.42

Weighted average shares outstanding:
Basic	11,696	11,696	150,951
Diluted	11,696	11,696	157,394

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor		Predecessor
	Nine Months Ended	Two Months Ended	Seven Months Ended
	September 30, 2018	September 30, 2017	July 31, 2017
Revenue:
Service revenue	$136,541	$30,620	$86,564
Rental revenue	11,732	3,138	9,319
Total revenue	148,273	33,758	95,883
Costs and expenses:
Direct operating expenses	120,449	26,110	81,010
General and administrative expenses	31,183	4,928	22,552
Depreciation and amortization	36,731	17,321	28,981
Impairment of long-lived assets	4,563	2,404	—
Other, net	1,117	—	—
Total costs and expenses	194,043	50,763	132,543
Operating loss	(45,770)	(17,005)	(36,660)
Interest expense, net	(3,695)	(778)	(22,792)
Other income, net	683	294	4,247
Reorganization items, net	(1,609)	530	223,494
(Loss) income before income taxes	(50,391)	(16,959)	168,289
Income tax (expense) benefit	(69)	(34)	322
Net (loss) income	$(50,460)	$(16,993)	$168,611

Earnings per common share:
Net (loss) income per basic common share	$(4.31)	$(1.45)	$1.12
		—
Net (loss) income per diluted common share	$(4.31)	$(1.45)	$0.97

Weighted average shares outstanding:
Basic	11,696	11,696	150,940
Diluted	11,696	11,696	174,304

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Successor
	September 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$15,077	$5,488
Restricted cash	1,850	1,296
Accounts receivable, net	29,706	30,965
Inventories	3,651	4,089
Prepaid expenses and other receivables	2,748	8,594
Other current assets	869	226
Assets held for sale	3,172	2,765
Total current assets	57,073	53,423
Property, plant and equipment, net	184,975	229,874
Equity investments	40	48
Intangibles, net	429	547
Goodwill	27,139	27,139
Deferred income taxes	73	84
Other assets	133	207
Total assets	$269,862	$311,322
Liabilities and Shareholders’ Equity
Accounts payable	$7,102	$7,946
Accrued liabilities	15,724	13,939
Current contingent consideration	500	500
Current portion of long-term debt	4,526	5,525
Derivative warrant liability	154	477
Total current liabilities	28,006	28,387
Long-term debt	31,088	33,524
Other long-term liabilities	6,763	6,438
Total liabilities	65,857	68,349
Commitments and contingencies
Shareholders’ equity:
Common stock	117	117
Additional paid-in capital	302,243	290,751
Accumulated deficit	(98,355)	(47,895)
Total shareholders’ equity	204,005	242,973
Total liabilities and shareholders’ equity	$269,862	$311,322

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Successor		Predecessor
	Nine Months Ended	Two Months Ended	Seven Months Ended
	September 30, 2018	September 30, 2017	July 31, 2017
Cash flows from operating activities:
Net (loss) income	$(50,460)	$(16,993)	$168,611
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	36,731	17,321	28,981
Amortization of debt issuance costs, net	—	—	2,135
Accrued interest added to debt principal	119	177	11,474
Stock-based compensation	11,492	181	457
Impairment of long-lived assets	4,563	2,404	—
Gain on sale of UGSI	(75)	(76)	—
(Gain) loss on disposal of property, plant and equipment	(919)	687	(258)
Bad debt (recoveries) expense	(164)	41	788
Change in fair value of derivative warrant liability	(323)	140	(4,025)
Deferred income taxes	11	34	(337)
Other, net	541	152	(11,295)
Reorganization items, non-cash	—	—	(218,600)
Changes in operating assets and liabilities:
Accounts receivable	1,423	(5,349)	(4,528)
Prepaid expenses and other receivables	487	(528)	472
Accounts payable and accrued liabilities	1,028	(1,111)	3,682
Other assets and liabilities, net	(234)	(152)	3,494
Net cash provided by (used in) operating activities	4,220	(3,072)	(18,949)
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	19,066	1,623	3,083
Purchases of property, plant and equipment	(9,687)	(404)	(3,149)
Proceeds from the sale of UGSI	75	76	—
Net cash provided by (used in) investing activities	9,454	1,295	(66)
Cash flows from financing activities:
Proceeds from Predecessor revolving credit facility	—	—	106,785
Payments on Predecessor revolving credit facility	—	—	(129,964)
Proceeds from Predecessor term loan	—	—	15,700
Proceeds from debtor in possession term loan	—	—	6,875
Proceeds from Successor First and Second Lien Term Loans	—		36,053
Payments on Successor First and Second Lien Term Loans	(2,132)	(442)	—
Proceeds from Successor revolving facility	172,336	28,020	—
Payments on Successor revolving facility	(172,336)	(28,020)	—
Payments for debt issuance costs	—	—	(1,053)
Payments on vehicle financing and other financing activities	(1,399)	(1,773)	(2,797)
Net cash (used in) provided by financing activities	(3,531)	(2,215)	31,599
Change in cash, cash equivalents and restricted cash	10,143	(3,992)	12,584
Cash and cash equivalents, beginning of period	5,488	7,193	994
Restricted cash, beginning of period	1,296	7,805	1,420
Cash, cash equivalents and restricted cash, beginning of period	6,784	14,998	2,414
Cash and cash equivalents, end of period	15,077	3,248	7,193
Restricted cash, end of period	1,850	7,758	7,805
Cash, cash equivalents and restricted cash, end of period	$16,927	$11,006	$14,998

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the three and nine months ended September 30, 2017 for these non-GAAP reconciliations. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the condensed consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor period are not comparable to those of the Predecessor period. The financial information preceding these non-GAAP reconciliations provides the Successor and Predecessor GAAP results for the applicable periods. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Successor and Predecessor periods provides meaningful information about the financial results of the Company, including revenues and costs that assist a reader in understanding the financial results for the applicable periods.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Net (loss) income to EBITDA and Total Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017 [1]	2018	2017 [1]
Net (loss) income	$(7,117)	$207,167	$(50,460)	$151,618
Depreciation and amortization	10,018	21,324	36,731	46,302
Interest expense, net	1,241	4,024	3,695	23,570
Income tax expense (benefit)	69	(270)	69	(288)
EBITDA	4,211	232,245	(9,965)	221,202
Adjustments:
Transaction-related costs, net	393	—	445	—
Stock-based compensation	98	217	11,492	638
Change in fair value of derivative warrant liability	(34)	140	(323)	(3,885)
Capital reorganization costs [2]	—	—	—	9,448
Reorganization items, net [3]	(137)	(229,728)	1,609	(224,024)
Legal and environmental costs, net	(81)	991	(452)	2,045
Impairment of long-lived assets	100	2,404	4,563	2,404
Restructuring, exit and other costs	49	—	1,117	—
Gain on sale of UGSI	—	(76)	(75)	(76)
Executive and severance costs	—	—	2,937	—
(Gain) loss on disposal of assets	(665)	652	(919)	429
Total Adjusted EBITDA	$3,934	$6,845	$10,429	$8,181

[1] For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the three and nine months ended September 30, 2017.

[2] Capital reorganization costs in 2017 represent costs related to the chapter 11 filing incurred prior to the May 1, 2017 filing date.

[3] Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended September 30, 2018	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$33,399	$11,247	$5,010	$—	$49,656
Direct operating expenses	25,757	10,372	3,624	—	39,753
General and administrative expenses	1,605	442	106	3,696	5,849
Depreciation and amortization	5,698	1,976	2,331	13	10,018
Operating income (loss)	339	(1,543)	(1,200)	(3,709)	(6,113)
Operating margin %	1.0%	(13.7)%	(24.0)%	N/A	(12.3)%
Income (loss) before income taxes	372	(1,628)	(1,240)	(4,552)	(7,048)

Net income (loss)	372	(1,636)	(1,246)	(4,607)	(7,117)
Depreciation and amortization	5,698	1,976	2,331	13	10,018
Interest expense, net	102	85	40	1,014	1,241
Income tax expense	—	8	6	55	69
EBITDA	$6,172	$433	$1,131	$(3,525)	$4,211

Adjustments, net	(203)	(264)	(130)	320	(277)
Adjusted EBITDA	$5,969	$169	$1,001	$(3,205)	$3,934
Adjusted EBITDA margin %	17.9%	1.5%	20.0%	N/A	7.9%

Three months ended September 30, 2017 [1]	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$29,069	$10,583	$9,228	$—	$48,880
Direct operating expenses	22,213	9,291	6,502	—	38,006
General and administrative expenses	1,703	791	832	2,928	6,254
Depreciation and amortization	10,396	5,491	5,376	61	21,324
Operating loss	(7,409)	(4,990)	(3,720)	(2,989)	(19,108)
Operating margin %	(25.5)%	(47.2)%	(40.3)%	N/A	(39.1)%
(Loss) income before income taxes	(12,134)	23,094	18,839	177,098	206,897

Net (loss) income	(12,134)	23,094	18,839	177,368	207,167
Depreciation and amortization	10,396	5,491	5,376	61	21,324
Interest expense, net	98	57	49	3,820	4,024
Income tax benefit	—	—	—	(270)	(270)
EBITDA	$(1,640)	$28,642	$24,264	$180,979	$232,245

Adjustments, net	7,395	(27,470)	(21,777)	(183,548)	(225,400)
Adjusted EBITDA	$5,755	$1,172	$2,487	$(2,569)	$6,845
Adjusted EBITDA margin %	19.8%	11.1%	27.0%	N/A	14.0%

[1] For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the three months ended September 30, 2017.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Nine months ended September 30, 2018	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$97,334	$29,966	$20,973	$—	$148,273
Direct operating expenses	77,702	26,696	16,051	—	120,449
General and administrative expenses	4,763	1,722	935	23,763	31,183
Depreciation and amortization	17,910	9,565	9,205	51	36,731
Operating loss	(3,041)	(8,086)	(10,497)	(24,146)	(45,770)
Operating margin %	(3.1)%	(27.0)%	(50.1)%	N/A	(30.9)%
Loss before income taxes	(3,033)	(8,307)	(10,646)	(28,405)	(50,391)

Net loss	(3,033)	(8,315)	(10,652)	(28,460)	(50,460)
Depreciation and amortization	17,910	9,565	9,205	51	36,731
Interest expense, net	270	222	156	3,047	3,695
Income tax expense		8	6	55	69
EBITDA	$15,147	$1,480	$(1,285)	$(25,307)	$(9,965)

Adjustments, net	(269)	(1,849)	6,101	16,411	20,394
Adjusted EBITDA	$14,878	$(369)	$4,816	$(8,896)	$10,429
Adjusted EBITDA margin %	15.3%	(1.2)%	23.0%	N/A	7.0%

Nine months ended September 30, 2017 [1]	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$77,113	$27,910	$24,618	$—	$129,641
Direct operating expenses	62,616	27,079	17,425	—	107,120
General and administrative expenses	5,155	2,377	2,513	17,435	27,480
Depreciation and amortization	23,984	10,186	11,963	169	46,302
Operating loss	(16,808)	(11,732)	(7,521)	(17,604)	(53,665)
Operating margin %	(21.8)%	(42.0)%	(30.6)%	N/A	(41.4)%
(Loss) income before income taxes	(22,044)	16,167	14,906	142,301	151,330

Net (loss) income	(22,044)	16,167	14,906	142,589	151,618
Depreciation and amortization	23,984	10,186	11,963	169	46,302
Interest expense, net	261	220	143	22,946	23,570
Income tax benefit	—	—	—	(288)	(288)
EBITDA	$2,201	$26,573	$27,012	$165,416	$221,202

Adjustments, net	8,516	(27,355)	(21,789)	(172,393)	(213,021)
Adjusted EBITDA	$10,717	$(782)	$5,223	$(6,977)	$8,181
Adjusted EBITDA margin %	13.9%	(2.8)%	21.2%	N/A	6.3%

[1] For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the nine months ended September 30, 2017.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Three months ended September 30, 2018
	As Reported	Special Items		As Adjusted
Revenue	$49,656	$—		$49,656
Direct operating expenses	39,753	526	[A]	40,279
General and administrative expenses	5,849	(271)	[B]	5,578
Total costs and expenses	55,769	106	[C]	55,875
Operating loss	(6,113)	(106)	[C]	(6,219)
Net loss	(7,117)	(280)	[D]	(7,397)

Net loss	$(7,117)			$(7,397)
Depreciation and amortization	10,018			10,018
Interest expense, net	1,241			1,241
Income tax expense	69			72
EBITDA and Adjusted EBITDA	$4,211			$3,934

Description of 2018 Special Items:
[A]	Special items primarily relates to the gain on the sale of underutilized assets.
[B]	Primarily attributable to transaction costs related to the acquisition of Clearwater Solutions that closed on October 5, 2018 and stock-based compensation.
[C]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $0.1 million for assets classified as held-for-sale primarily in the Southern division.
[D]
Primarily includes the aforementioned adjustments along with a gain of $34 thousand associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended September 30, 2018 was (1.0%) percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net income (loss) and to EBITDA and Adjusted EBITDA

	Three months ended September 30, 2017
	Combined As Reported [1]	Special Items		As Adjusted
Revenue	$48,880	$—		$48,880
Direct operating expenses	38,006	(598)	[E]	37,408
General and administrative expenses	6,254	(1,262)	[F]	4,992
Total costs and expenses	67,988	(4,264)	[G]	63,724
Operating loss	(19,108)	4,264	[G]	(14,844)
Net income (loss)	207,167	(225,694)	[H]	(18,527)

Net (income) loss	$207,167			$(18,527)
Depreciation and amortization	21,324			21,324
Interest expense, net	4,024			4,024
Income tax (benefit) expense	(270)			24
EBITDA and Adjusted EBITDA	$232,245			$6,845

[1] For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the three months ended September 30, 2017.

Description of 2017 Special Items:
[E]	Special items primarily relates to the loss on the sale of underutilized assets.
[F]	Primarily attributable to stock-based compensation and non-routine litigation expenses.
[G]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $2.4 million for assets classified as held-for-sale primarily in the Rocky Mountain division.
[H]
Primarily includes the aforementioned adjustments along with a $229.7 million gain resulting from the discharge of debt and the application of fresh start accounting in connection with the chapter 11 filing recorded to “Reorganization items, net.” Additionally, our effective tax rate for the three months ended September 30, 2017 was 0.1% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Nine months ended September 30, 2018
	As Reported	Special Items		As Adjusted
Revenue	$148,273			$148,273
Direct operating expenses	120,449	718	[A]	121,167
General and administrative expenses	31,183	(14,221)	[B]	16,962
Total costs and expenses	194,043	(19,183)	[C]	174,860
Operating loss	(45,770)	19,183	[C]	(26,587)
Net loss	(50,460)	20,422	[D]	(30,038)

Net loss	$(50,460)			$(30,038)
Depreciation and amortization	36,731			36,731
Interest expense, net	3,695			3,695
Income tax expense	69			41
EBITDA and Adjusted EBITDA	$(9,965)			$10,429

Description of 2018 Special Items:
[A]	Special items primarily relates to the gain on the sale of underutilized assets.
[B]
Primarily attributable to severance, transaction costs associated with the acquisition of Clearwater Solutions that closed on October 5, 2018, stock-based compensation and non-routine litigation expenses.

[C]
Primarily includes the aforementioned adjustments along with $1.1 million in restructuring costs related to the exit of the Eagle Ford Shale area, and long-lived asset impairment charges of $4.6 million for assets classified as held-for-sale in the Southern, Northeast and Corporate divisions.

[D]
Primarily includes the aforementioned adjustments along with $1.6 million in chapter 11 related fees recorded to “Reorganization items, net,” offset by a gain of $0.3 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the nine months ended September 30, 2018 was (0.1%) percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net income (loss) and to EBITDA and Adjusted EBITDA

	Nine months ended September 30, 2017
	Combined As Reported [1]	Special Items		As Adjusted
Revenue	$129,641	$—		$129,641
Direct operating expenses	107,120	(1,014)	[E]	106,106
General and administrative expenses	27,480	(11,546)	[F]	15,934
Total costs and expenses	183,306	(14,964)	[G]	168,342
Operating loss	(53,665)	14,964	[G]	(38,701)
Net income (loss)	151,618	(213,426)	[H]	(61,808)

Net income (loss)	$151,618			$(61,808)
Depreciation and amortization	46,302			46,302
Interest expense, net	23,570			23,570
Income tax (benefit) expense	(288)			117
EBITDA and Adjusted EBITDA	$221,202			$8,181

[1] For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the nine months ended September 30, 2017.

Description of 2017 Special Items:
[E]	Special items primarily includes capital reorganization costs incurring prior to the chapter 11 filing and the loss on the sale of underutilized assets.
[F]
Primarily attributable to capital reorganization costs of $8.8 million incurred prior to the chapter 11 filing, as well as stock-based compensation, non-routine litigation expenses, and non-routine professional fees.

[G]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $2.4 million for assets classified as held-for-sale primarily in the Rocky Mountain division.
[H]
Primarily includes the aforementioned adjustments along with a $224.0 million gain resulting from the discharge of debt and the application of fresh start accounting in connection with the chapter 11 filing recorded to “Reorganization items, net,” as well as a gain of $3.9 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the nine months ended September 30, 2017 was 0.2% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow

	Nine Months Ended
	September 30,
	2018	2017 [1]
Net cash provided by (used in) operating activities	$4,220	$(22,021)
Less: net cash capital expenditures [2]	9,379	1,153
Free Cash Flow	$13,599	$(20,868)

[1]	For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the nine months ended September 30, 2017.
[2]	Net cash capital expenditures is defined as proceeds received from sales of property, plant and equipment, net of purchases of property, plant and equipment.

Sequential Revenue and Adjusted EBITDA Growth (Decline) by Price, Activity, Acquisition/Closure and Corporate

	Revenue		Adjusted EBITDA
	Q3 2018 vs Q2 2018		Q3 2018 vs Q2 2018
Breakdown of Growth (Decline):
Price	$(248)	(0.5)%	$(296)	(7.3)%
Activity	1,028	2.1	248	6.0
Acquisition/Closure	(72)	(0.2)	92	2.3
Corporate	—	—	(254)	(6.2)
Total Sequential Growth (Decline)	$708	1.4%	$(210)	(5.2)%

Year-Over-Year Revenue Growth by Price, Activity and Acquisition/Closure

	Three Months Ended		Nine Months Ended
	September 30, 2018		September 30, 2018
Breakdown of Total Revenue Growth:
Price	$360	0.7%	$4,835	3.7%
Activity	4,030	8.3	21,578	16.7
Acquisition/Closure	(3,614)	(7.4)	(7,780)	(6.0)
Total Revenue Growth	$776	1.6%	$18,633	14.4%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Year-Over-Year Adjusted EBITDA (Decline) Growth by Price, Activity, Acquisition/Closure and Corporate

	Three Months Ended		Nine Months Ended
	September 30, 2018		September 30, 2018
Breakdown of Total Adjusted EBITDA (Decline) Growth:
Price	$198	2.9%	$4,131	50.5%
Activity/Expense	(2,316)	(33.9)	439	5.4
Acquisition/Closure	(157)	(2.3)	(402)	(4.9)
Corporate	(636)	(9.3)	(1,921)	(23.5)
Total Adjusted EBITDA (Decline) Growth	$(2,911)	(42.6)%	$2,247	27.5%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
SUPPLEMENTAL COMPANY AND INDUSTRY DATA
(Unaudited)

Company Assets and Utilization by Revenue Source

Three Months Ended
September 30, 2018
Water Trucks:
Count (approximate)	470
% Utilized [1]	51.3%

Salt Water Disposal Wells:
Count	44
% Utilized [2]	45.9%

Haynesville Pipeline:
% Utilized [2] [3]	49% - 51%

[1]	Trucking utilization assumes a five day work-week and running twelve hours per day.
[2]
Salt Water Disposal Well and Pipeline utilization is calculated based on daily functional capacity rather than permitted capacity. Functional capacity reflects any factors limiting volume such as pressure limits, pump or tank capacity, etc. and can potentially be increased with additional capital investment.

[3]	The range of utilization for the Haynesville Pipeline represents the high and low for the period.

Industry Statistics for the Basins in which Nuverra Operates

	Average for the Three Months Ended September 30,		Year-Over-Year
	2018	2017	Growth %
Pricing:
Oil price per barrel [1]	$69.69	$48.18	44.6%
Natural gas price per tcf [2]	$2.93	$2.95	(0.8)%

Operating Rigs [3]	179	172	4.3%

Oil Production (barrels in thousands) [4]	1,466	1,234	18.8%

Natural Gas Production (Mcf/d) [4]	40,691	32,856	23.8%

Wells Completed [4]	945	776	21.8%

Drilled Uncompleted Ending Inventory [4]	1,641	1,555	5.5%

[1]	Source: West Texas Intermediate (“WTI”) Crude Oil Spot Price
[2]	Source: Henry Hub (“HH”) Natural Gas Spot Price
[3]	Source: Baker Hughes
[4]	Source: US Energy Information Association (“EIA”)